UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 2, 2012

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02   Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On August 2, 2012, Ecolab Inc., a Delaware corporation (“Ecolab”), announced that Steven L. Fritze will retire from his position as Ecolab’s Chief Financial Officer effective October 1, 2012 and will retire from the company effective December 31, 2012. Mr. Fritze joined Ecolab in 1980 and has been Chief Financial Officer since 2002.

(c)           On August 2, 2012, Ecolab also announced that the board of directors elected Daniel J. Schmechel to the position of Chief Financial Officer effective October 1, 2012, succeeding Mr. Fritze.  Mr. Schmechel, age 52, has been with Ecolab since 1995 and is currently the Executive Vice President, Finance, where he has responsibility for Tax, Treasury and the Corporate Controller functions.  Prior to that, he served as Senior Vice President, Finance Services and Systems, with responsibility for Shared Services and Information Technology. Mr. Schmechel also was Senior Vice President, Global Supply Chain, on an interim basis.  He also has had a European assignment as the Senior Vice President, Business Transformation, and has served as both the Corporate Controller and Treasurer.  Mr. Schmechel has an MBA from Dartmouth College Amos Tuck School of Business and a B.S. degree from Yale University.

Mr. Schmechel will be entitled to continue to participate in Ecolab’s regular compensation arrangements for executive officers.  Information regarding such arrangements is included in the definitive proxy statement relating to Ecolab’s 2012 annual meeting of stockholders filed with the SEC on March 16, 2012, and is incorporated herein by reference.

There is no transaction between Mr. Schmechel (and his immediate family) and Ecolab that requires disclosure in accordance with Item 404(a) of Regulation S-K.

A copy of the News Release issued by Ecolab in connection with this report under Item 5.02 is attached as Exhibit (99).

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

(99)                                                   Ecolab Inc. News Release dated August 2, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: August 2, 2012	By:	/s/Michael C. McCormick
Michael C. McCormick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated August 2, 2012.	Filed herewith electronically.